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                                                                    EXHIBIT 10.1

LOAN AGREEMENT
between

COMPEX SA ZI LARGES PIECES, CHEMIN DU DEVENT, 1024 ECUBLENS VD
(hereinafter referred to as "the Borrower") and

CREDIT SUISSE, DOMICILED IN ZURICH

Delivery address:   Case postale 2493, 1002 Lausanne
Contact address:    Grand-Port 6, 1003 Lausanne

(Lender, hereinafter referred to as "the Bank")



AMOUNT OF LOAN                      CREDIT LINE OF
                                    EUR 5'000'000.00

UTILIZATION                         -   up to the sum of EUR 5'000'000.00 as a
                                        current account credit in EUR, account
                                        Nr 0525-365457-42-3, and/or in existing
                                        and/or future accounts and/or in freely
                                        convertible foreign currencies. Current account credits can be terminated with immediate effect at any time by either party.

                                    - up to the sum of EUR 5'000'000.00 in the form of fixed advances. In principle, fixed advances are due for repayment on their maturity date.

                                    - up to the sum of EUR 5'000'000.00 in the form of loans. Loans may be terminated by either part at any time subject to a 6-week notice period.

LIMIT REDUCTION                     EUR 1'000'000.00 per annum shall be repaid,
                                    the first time on 30.6.2004 up to the amount of EUR 1'000'000.00.

                                    Instalments, the method of payment and any changes in respect of capital repayments shall be mutually agreed and confirmed in writing by the Bank ("Product Agreement")

INTEREST RATE                       Current account loan
                                    5.8 % per annum when utilized in EUR
                                    The Bank may at any time adjust the interest rates in line with the prevailing money and capital market rates either with immediate effect or as from a future date specified by the Bank (without notification in the case of foreign currency accounts). Interest rates applicable to foreign currencies are shown on the corresponding account statements.



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                                    Fixed advances
                                    Interest rates will be determined according to prevailing market conditions at the time of draw down.

                                    Loans
                                    The Bank may at anytime adjust the interest rates in line with the prevailing money and capital market rates either with immediate effect or as from a future date specified by the Bank.

CREDIT COMMISSION                   0.25% per quarter of the maximum amount of
                                    credit used if drawn as a current account loan.

TERMINATION                         This framework agreement can be terminated
                                    by either party at any time with immediate effect. Loans currently outstanding under the agreement will remain unaffected by such a termination. Furthermore, the termination of a loan granted under this framework agreement will not automatically result in the termination of the agreement as a whole.

SETTLEMENT UPON EARLY               If any term loans granted under the
TERMINATION OR REPAYMENT            framework agreement are repaid prematurely,
                                    the Borrower is obliged to pay the Bank, in addition to the principal amount and current and accrued interest, a pre-payment penalty of 0.1% of the principal amount of the loan, minimum CHF 1'000.00.

                                    Additionally, the Bank will credit or charge the Borrower for the interest gain or interest shortfall. The interest gain or shortfall are determined by the prevailing conditions on the money and capital markets with reference to the remaining term of the fixed-term loan.

ARREARS The Bank is entitled to give one month's notice of termination of all fixed advances with a term of more than 12 months granted under the framework agreement if the Borrower is more than 30 days in arrears with the interest payment. In this case the same procedure as in the case of premature repayment shall apply.

ACCOUNT STATEMENTS                  Current accounts will be settled quarterly.

                                    Fixed advances with a term of over 12 months are settled on a quarterly basis and those with a term of less than 12 months on the due date.

                                    Loans are settled on a quarterly basis.



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SECURITY                            Pledging by the Borrower of 100% of the
                                    paid-up capital of Filsport Assistance
                                    S.r.l., Verbania Intra, Italy, of EUR
                                    33'800.00 divided into 33'800 Quotas of EUR
                                    1.00 each, in accordance with the "Special
                                    Deed of Pledge" to be signed.

                                    Pledging by the Borrower of 100% of the
                                    capital of Rutenia S.r.l., Milano, Italy, whose name will be changed into Compex Italia S.r.l., of EUR 10'400.00, in accordance with the "Special Deed of Pledge" to be signed.

PLACE OF PERFORMANCE                The place of performance is the Swiss office
                                    of the Bank with which the contractual
                                    relationship exists.  In the case of
                                    Borrowers who, now or in the future, have their place of residence or domicile abroad, such place of performance shall also be the place of enforcement (special domicile within the meaning of Article 50 paragraph 2 of the Swiss Federal Law on Debt Enforcement and Bankruptcy).

APPLICABLE LAW AND PLACE            This legal relationship is subject to Swiss
OF JURISDICTION                     law.  The Borrower recognises the exclusive
                                    jurisdiction of the courts of Zurich or of the place where the branch of the Bank with which the contractual relationship exists is located. The Bank is also entitled to take legal action against the Borrower before any other competent court.

CREDIT ANALYSIS FEE                 CHF 3'000.00

OTHER CONDITIONS                    The provision of the funds is subordinated
                                    to the handing-over of a copy of the bylaws of the companies Filsport Assistance S.r.l.
                                    and Rutenia S.r.l., as well as a signed copy of the purchase agreements.

                                    The Bank shall be entitled at any time to declare the entire outstanding loan (including interest accrued up to the date of payment) due for repayment, in the event of any major change affecting the control (shareholders, shares) of the Borrower.

                                    The Borrower undertakes not to distribute any dividends to Compex Technologies Inc. during the entire term of the credit relationship without the prior consent of the Bank.

                                    Each year within 4 months of the date of the statement, the Borrower undertakes to send the Bank for inspection a signed copy of his/her balance sheet and profit and loss account together with the complete Auditor's Report, as well as the consolidated statements, which the Bank will treat in the strictest confidence,



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                                    The terms of the mentioned pledge agreement
                                    and the Bank's "General Conditions including
                                    Safe Custody Regulations" form an integral part of this agreement.

                                    This agreement shall be drawn up in
                                    duplicate. The Borrower and the Bank shall each receive one specimen.



CREDIT SUISSE                                             COMPEX SA


/s/ Philippe Gay-Crosier        /s/ Sylvie Besson         /s/ Serge Darcy
------------------------        -----------------         ------------------
Philippe Gay-Crosier            Sylvie Besson             Borrower's signature

Lausanne, July 2, 2003                                    Lausanne, July 3, 2003
----------------------                                    ----------------------
Place and date                                            Place and date







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GENERAL CONDITIONS

These General Conditions govern the relationship between CREDIT SUISSE (hereinafter referred to as Bank) and its clients subject to any special agreement and the established rules of banking practice. For the sake of clarity, the Bank uses only masculine pronouns in its forms. These are to be understood as including both sexes.



ART. 1   IDENTITY CHECK
The Bank undertakes to check carefully the identity of its clients and their authorised agents. The client is liable for any damage resulting from failure to recognise falsifications or incorrect identification provided that the Bank has exercised the degree of due care usual in banking transactions.

ART. 2   LEGAL INCAPACITY
The client is liable for any damage resulting from his incapacity to act provided that such incapacity to act was not apparent to the Bank on exercising the degree of due care usual in banking transactions. The client is liable in all cases for any damage or loss resulting from incapacity on the part of his authorised agent or other third party.

ART. 3   COMMUNICATIONS FROM THE BANK
Communications from the Bank are deemed to have been duly transmitted if sent to the last address supplied to the Bank by the client.

ART. 4   ERRORS IN TRANSMISSION
Damage resulting from the use of postal services, fax, telephone, telex, e-mail and other means of communication or transport, such as from loss, delay, misunderstandings, mutilation or duplicate dispatch is to be borne by the client provided that the Bank has exercised the degree of due care usual in banking transactions.

ART. 5   DEFECTIVE EXECUTION OF INSTRUCTIONS
In the event of damage resulting from the defective execution, late execution or non-execution of instructions (with the exception of instructions relating to stock exchange transactions), the Bank's liability is limited to an amount equal to the loss of interest, unless its attention has been expressly directed to the risk of more extensive damage at the time of and in respect of such instructions.

ART. 6   SATURDAY AN OFFICIAL HOLIDAY
In business transactions with the Bank, Saturday shall be treated as an official Bank holiday.

ART. 7   COMPLAINTS
Complaints by a client relating to the execution of instructions as well as to other communications must be lodged immediately upon receipt of the communication concerned and at the latest within the particular period specified by the Bank. If the Bank fails to send a communication which the client expects, the client must nevertheless lodge his complaint as if he had received the communication by ordinary mail. Any damage arising from delay in making a complaint is to be borne by the client.
Objections concerning account or safekeeping account statements must be submitted within one month of receipt. Upon expiry of this period the statement is deemed to have been approved.

ART. 8   RIGHT OF LIEN AND SET-OFF
The Bank has a right of lien on all assets it holds for the account of a client whether in its own custody or placed elsewhere and a right of set-off as regards all funds credited to a client's account in respect of all claims which the Bank may have against the client, irrespective of the due dates of such claims or currencies in which they are expressed. Immediately upon default by the client the Bank shall be entitled to dispose, either by forced sale or in the open market, of any assets over which it has a right of lien.

ART. 9   ACCOUNTS
The Bank reserves the right to alter its interest and commission rates at any time, e.g. in the event of changes in market conditions and to advise the client of such change in writing or by other suitable means. No deductions are allowed from interest and commissions due to the Bank. Any expenses, taxes or other charges are to be borne by the client.
If the client gives several instructions, the total amount of which exceeds his available balance, the Bank will decide at its discretion which of the instructions to carry out, in whole or in part, irrespective of the date they bear or the date of their receipt by the Bank.

ART. 10  ACCOUNTS IN FOREIGN CURRENCIES
The Bank's assets corresponding to the client's credit balances in foreign currency are held in the same currency in or outside of the country whose currency is involved. The client bears proportionately to his share all the economic and legal consequences which, as a result of measures taken by the country in question, affect all the Bank's assets in the country of the currency or in the country where the funds are invested. The obligations of the Bank arising from accounts in foreign currencies will be discharged exclusively at the place of business of the branches or offices at which the accounts in question are held solely through the establishment of a credit entry at a Bank branch, a correspondent bank or a bank nominated by the client in the country of the currency.

ART. 11  DRAFTS, CHEQUES AND OTHER INSTRUMENTS
The Bank reserves the right to debit the client's account with unpaid drafts, cheques or other instruments, previously credited or discounted. Pending the settlement of any outstanding debit balance, the Bank retains a claim to payment of the total amount of the draft, cheque or similar instrument, plus related claims against any party liable under the instrument, whether such claims emanate from the instrument or exist for any other legal reason.

ART. 12  TERMINATION OF BUSINESS RELATIONSHIP
The Bank or the client may terminate the business relationship at any time and at either's own discretion. The Bank may in particular cancel credit facilities at any time and demand repayment of debts without notice.

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ART. 13  OUTSOURCING OF OPERATIONS
The Bank reserves the right to outsource, in whole or in part, certain areas of business (e.g. funds transfer and securities operations).

ART. 14  APPLICABLE LAW AND VENUE FOR LEGAL PROCEEDINGS
All legal relations between the that and the Bank are governed by Swiss law. The exclusive venue for any kind of legal proceedings is Zurich or the place of business of the Swiss branch of the Bank with which the contractual relationship exists. The Bank also reserves he right to take legal action against the client before any other competent court.

ART. 15  BANK CUSTOMER SECRECY
All agents, employees and representatives of the Bank are obliged by law to treat the business transactions of the client with confidentiality. The client releases the Bank from its obligation to secrecy in so far as this is necessary to safeguard the legitimate interests of the Bank:


o    in the case of legal proceedings against the Bank initiated by the client

o to secure claims of the Bank and enable it to make use of securities of the client or third parties

o    to collect claims by the Bank on the client

o in the case of client accusations against the Bank in public or to the authorities in Switzerland or abroad

o to the extent the terms applying to transactions in foreign securities or rights demand disclosure.

All legal obligations imposed upon the Bank to disclose information are expressly reserved.

ART. 16  AMENDMENTS TO THE GENERAL CONDITIONS
The Bank reserves the right to amend the General Conditions at any time. The client will be notified in writing or by other suitable means.



SAFE CUSTODY REGULATIONS (INCLUDING SECURITIES LENDING)

GENERAL PROVISIONS

ART. 1   VALIDITY
These Safe Custody Regulations shall apply, in addition to the General Conditions of the Bank, to all assets and other objects of value (hereinafter called "Safe Custody Assets") accepted by the Bank for safe custody. These Regulations shall be supplementary to any special contractual agreements or special regulations for special safe custody accounts.

ART. 2   ACCEPTANCE OF SAFE CUSTODY ASSETS
The Bank will accept

a) securities for safe custody and administration, as a rule in OPEN SAFEKEEPING ACCOUNTS

b)   precious metals for safe custody, as a rule in OPEN SAFEKEEPING ACCOUNTS

c) money market and capital market investments not issued in the form of securities for entry and administration in OPEN SAFEKEEPING ACCOUNTS

d) documents of title or documents evidencing entitlements for safe custody, as a rule in OPEN SAFEKEEPING ACCOUNTS

e) valuables and other appropriate objects for safe custody, as a rule in SEALED SAFE DEPOSIT ARRANGEMENTS.

Separate, additional regulations shall apply to sealed safe deposit arrangements.

The Bank may refuse to accept Safe Custody Assets without stating any reasons.

ART. 3   VERIFICATION OF SAFE CUSTODY ASSETS
The Bank may verify Safe Custody Assets delivered to the Bank by the depositor or by third parties for the account of the depositor for authenticity and blocking or freezing notifications, without thereby assuming any liability for such verification. In particular, the Bank shall undertake administrative acts only after such verification is completed. Accordingly, the Bank shall not be obliged during the verification period to execute any sales orders or other transactions in which the assets must be released to a third party against payment. The Bank shall undertake the verification of the Safe Custody Assets in accordance with the resources and documents at its disposal. Foreign Safe Custody Assets may be given to the depository or another suitable agent in the relevant country for verification.

ART. 4   BOOK-ENTRY SECURITIES WITH A SIMILAR FUNCTION AS SECURITIES
Certificated Securities and book-entry securities with a similar function for which no physical certificates are issued shall be treated the same. The rules on commission (art. 425 et seq. Swiss Code of Obligations) shall apply to the relationship between the depositor and the Bank.

ART. 5   DUTY OF CUE OF THE BANK
The Bank shall exercise the same degree of care in safeguarding the Safe Custody Assets as if such assets were the property of the Bank.

ART. 6   DELIVERY AND DISPOSAL OF THE SAFE CUSTODY ASSETS
The depositor may at any time, subject to notice periods and provisions of the law as well as pledges, charges, liens, rights of retention or set-off and other similar entitlements of the Bank, demand that the Safe Custody Assets be delivered to him/her or put at his/her disposal. The usual time to effect delivery in the market concerned must be observed.

The Safe Custody Assets shall be transported or dispatched for the account and at the risk of the depositor. If no instructions are received from the depositor, the Bank may insure and declare the value of the Safe Custody Assets at its own discretion.

ART. 7   REMUNERATION OF THE BANK
The remuneration of the Bank shall be calculated according to the fee tariff in force at the time. The Bank reserves the right to alter the fee tariff at any time. Changes shall be notified to the depositor in an appropriate manner.


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ART. 8   DURATION OF THE AGREEMENT
The Agreement shall generally be for an indefinite period. The legal relationships established by these Regulations shall not lapse upon the death, incapacity or bankruptcy of the depositor.

ART. 9   AMENDMENTS TO THE SAFE CUSTODY REGULATIONS
The Bank may amend the Safe Custody Regulations at any time. Amendments shall be notified to the depositor in writing or another appropriate manner.

SPECIAL PROVISIONS FOR OPEN SAFEKEEPING ACCOUNTS

ART. 10  FORM OF SAFEKEEPING
The Bank is explicitly authorised to deposit Safe Custody Assets with third parties in its own name but for the account and at the risk of the depositor. Unless instructed to the contrary, the Bank is also authorised to hold the Safe Custody Assets in collective deposit according to their type or to deposit them with a central collective depository. Depositors shall have a right of co-ownership based on the ratio of Safe Custody Assets deposited by them to all Safe Custody Assets in the collective depository, provided that the collective depository is in Switzerland. This does not include Safe Custody Assets which, because of their form or for other reasons, have to be kept separately in safe custody. Safe Custody Assets held abroad shall be subject to the laws and customs of the place of deposit. If the applicable law of the foreign country renders it difficult or impossible for the Bank to return assets deposited abroad or to transfer the proceeds from the sale of such assets, then the Bank shall only be obliged to procure for the depositor a claim for the return of property or payment of the sums involved, provided that such a claim exists and is assignable. Safe Custody Assets in registered form may be registered in the name of the depositor. The depositor hereby accepts the disclosure of its name to the third party depository. Alternatively the Bank may register the assets in its own name or in the name of a third party, in either case for the account and at the risk of the depositor, especially if it is not customary or possible to register the assets in the name of the depositor. Safe Custody Assets redeemable by drawings may also be held according to their type in collective safe custody; drawn lots shall be allocated amongst the depositors by the Bank, using a met which guarantees all owners the same chance of inclusion in the sub-drawing as under the main drawing.

ART. 11  ADMINISTRATION
The Bank shall, without specific instructions from the depositor, attend to the usual administrative matters such as the collection of dividends and interest, repayments of principal, monitoring of drawings, redemptions and maturities, conversions and subscription rights, etc. and shall also normally require depositors to take the measures incumbent on them pursuant to par. 2 of this article. In this regard the Bank shall rely on the customary information media available to it but does not assume any responsibility therefore. The Bank shall notify the depositor on the deposit statement or by other means if it is unable to administer individual assets in the usual manner. The administrative actions in respect of registered shares without coupons shall be carried out only if the address for delivery of dividends and subscription rights is that of the Bank. Unless otherwise agreed, it shall be the responsibility of the depositor to take all other measures to obtain and preserve the rights accruing on the Safe Custody Assets, in particular to issue instructions for the handing of conversions, the exercise, purchase or sale of subscription rights and the exercise of conversion rights. If instructions from the depositor are not received in time, the Bank shall be authorised, but not obliged, to act at its discretion (including to debit the customer's account, for example when exercising subscription rights).

ART. 12  POSTPONED PRINTING OF CERTIFICATES
If it is intended to postpone the issuance of certificates for the duration of the deposit for safe custody with the Bank, the Bank shall be explicitly authorised to

a) cause the respective certificates to be cancelled upon their delivery into the safekeeping account

b) carry out the usual administrative actions for the account of the depositor during the safe custody and give the issuer the necessary instructions and obtain the necessary information, and

c) demand the physical issuance of the certificates on behalf of the depositor upon their delivery out of the safekeeping account.

ART. 13  FIDUCIARY ACCEPTANCE OF SAFE CUSTODY ASSETS
If it is not customary or possible for title to the Safe Custody Assets to be vested in the depositor, the Bank may purchase the Safe Custody Assets or cause them to be purchased in its own name or in the name of a third party and to exercise the rights arising thereunder or cause them to be exercised, at all times for the account and at the risk of the depositor.

ART. 14  CREDITS AND DEBITS
Amounts (principal, income, fees, expenses, etc.) shall be credited or debited to the account pursuant to the booking instructions as agreed, unless instructed otherwise by the depositor. Such amounts shall be converted into the currency of the relevant account if necessary.

Changes to the account instructions must be received by the Bank at least 5 bank business days before the transaction falls due.

ART. 15  STATEMENTS
The Bank shall provide the depositor with a statement of the Safe Custody Assets in the safekeeping account, as a rule at the end of the year. The statement may also include other assets (such as options) which are not subject to the Safe Custody Regulations.

Safekeeping account valuations shall be based on approximate prices and market values taken from the usual bank sources of information. The given values are guidelines only and shall not be binding on the Bank. The Bank shall also not assume any liability for the accuracy of these values or for further information relating to the posted assets.

PROVISIONS REGARDING SECURITIES LENDING

ART. 16  AUTHORISATION FOR THE BANK TO BORROW
The depositor (hereinafter referred to in part as "the Lender") hereby grants to the Bank for the duration of the safekeeping account relationship the right to borrow all securities which are or will be booked into his/her safekeeping


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account at the Bank. The Borrower of the securities shall always be the Bank itself. The Bank shall not act as agent for the account and at the risk of the Lender. The depositor may at any time exclude specific securities from the authorisation to borrow by means of written instructions to the Bank. Such an exclusion shall not be effective in respect of any securities that are at that time the subject of a fixed term loan; upon expiry of that fixed term, the securities so loaned shall be covered by the exclusion. The borrowing of assets of the Lender by the Bank shall take place against the payment of a commission. The Lender has no right to require the borrowing of all or specific securities - even if he/she has corresponding safekeeping account holdings. Specific customer sectors may be excluded in whole or in part from securities lending, at the Bank's discretion. The principle of equal treatment shall apply to customer sectors included in securities lending.

ART. 17  UNALTERED SAFEKEEPING ACCOUNT STATEMENT
The Bank shall not inform the Lender of the individual loan transactions. Borrowed securities will be listed in the Lender's safekeeping account statement during the period of the loan without being specifically identified as lent.
The Bank is entitled at any time to allocate the borrowing of securities to individual Lenders. The principle of equal treatment shall apply. This means that the securities borrowed by the Bank will be allocated amongst individual Lenders in proportion to the number of securities authorised for borrowing by each Lender in the relevant securities category.

ART. 18  TITLE AND PLEDGE
When securities are lent to the Bank, the title to the securities, together with the ancillary rights, shall pass to the Bank. The Lender receives in lieu thereof a claim for return of securities of the same kind, quality and quantity. When securities which are pledged to the Bank as present or future collateral are lent, the claim for return which arises in lieu thereof shall be deemed to be pledged or assigned to the Bank. The regulations contained in the relevant pledge agreement or declaration of assignment shall also apply.

ART. 19  DURATION OF THE LOAN
An individual loan begins on the day upon which title to the securities, together with the ancillary rights, passes to the Bank and ends on the day upon which the title and rights are transferred back to the Lender. Unless expressly stipulated otherwise, the duration of individual loans shall always be for an indefinite period.

ART. 20  PARTICIPATION RIGHTS
The Lender shall not be entitled to any of the rights of participation associated with the borrowed securities (right to participate at a general or extraordinary meeting of shareholders, voting rights) for the duration of the ban period. If a Lender does not wish to forego his/her voting rights, he/she must temporarily exclude the relevant securities from the authority to borrow. If the Lender wishes to participate at an annual general meeting, the Bank must receive from him/her instructions excluding the relevant securities by no later than 30 days prior to expiration of the deadline for ordering entrance tickets. In specific cases, this deadline may be extended for reasons relating to corporate law or for technical reasons.

ART. 21  PECUNIARY RIGHTS
Unless agreed otherwise, the Bank shall be obliged to immediately credit to the Lender any pecuniary rights accruing on the borrowed securities such as income (dividends, interest, premiums, etc.) as well as any liquidation or redemption proceeds, after deduction of all domestic and foreign taxes and regular bank commissions, fees and expenses.

The Lender will be notified in accordance with art. 11 of any right which accrues with respect to the borrowed securities. If the Lender wishes to receive or dispose of the right in its original form, he or she must exclude the relevant securities from the authority to borrow on a timely basis. Otherwise, the Bank may, at its discretion, within the scope of its obligation to return borrowed securities, either transfer to the Lender the relevant right in its original form or compensate him or her in cash, unless the rights involved have expired due to lack of fulfilment of the necessary prerequisites for the exercise thereof. If lots are drawn, the Bank may return to the Lender either the securities or the corresponding value thereof, at the Bank's discretion.

In all other respects, the Bank shall proceed in accordance with the guidelines for open safekeeping accounts, i.e., as if the securities had not been lent. The Bank's entitlement to charge the Lender the usual fees shall extend to borrowed securities.

ART. 22  COMMISSION
The Bank shall pay the Lender a stand-by commission for the securities authorised for lending. This commission shall be calculated on the basis of the specific securities authorised for lending by the individual Lender. In the event of allocation of the borrowing of securities in accordance with art. 17.2 of these Safe Custody Regulations, the commission during the term of the loan shall either be calculated on the basis of the daily market value or be fixed at the same rate for the entire loan period. In either case, the day on which the securities are returned shall not be taken into consideration in calculating the commission. The commissions owed to the Lender will be credited to an account designated by the Lender at least once a year or upon termination of the safekeeping account relationship.

ART. 23  LIABILITY
If the Bank fails to meet its obligations regarding return of the borrowed securities or fails to do so on a timely basis, the Lender shall only be entitled to damages for non-performance. The extent of liability on the part of the Bank is therefore limited to the equivalent value of the borrowed securities, including commissions and any earnings from accrued pecuniary rights.

The equivalent value shall be calculated based on the mid price on the Swiss Stock Exchange (SWX) on the date on which the Lender's claim to return of the borrowed securities falls due. If there is no trading on the SWX on this date, the corresponding price on the stock exchange on which such securities are principally traded shall apply. If there is also no such price, the current OTC price shall apply or, if no such price can be determined, the price most recently paid prior to the termination of trading on the SWX or the corresponding primary stock exchange shall be applicable, in that order.


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FINAL PROVISIONS

ART. 24  TERMINATION
The safekeeping account agreement between the depositor and the Bank shall be valid for an indefinite term. It may, however, be terminated in writing by either party at any time. The termination, however, shall have no effect on individual loans of securities outstanding on the date of termination. Such loans shall continue to be governed by the provisions in these Regulations.

ART. 25  GENERAL PROVISIONS
Should an individual provision in these Regulations contravene mandatory law, this shall not impair the validity of the Regulations. Instead, the relevant provision shall be replaced by a regulation which the parties would have selected in good faith if they had known about the invalidity of the relevant provision.


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